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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported) -- September 19, 2003

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                            ZIMMER HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                  001-16407                13-4151777
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of Incorporation)                                          Identification No.)

      345 EAST MAIN STREET, WARSAW, INDIANA                        46580
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    (Address of principal executive offices)                    (Zip Code)

                                 (574) 267-6131
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              (Registrant's telephone number, including area code)


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Item 5. Other Events.

        On September 19, 2003, Zimmer Holdings, Inc. ("Zimmer") announced pursuant to Swiss law the definitive final results of its offer for all of the outstanding registered shares (including shares represented by American depositary shares ("ADSs")) of Centerpulse AG ("Centerpulse" and, such offer, the "Offer") and Zimmer's offer for all of the outstanding bearer shares of InCentive Capital AG ("InCentive"), which beneficially owns 2,237,577 Centerpulse registered shares representing approximately 18.3% of the issued Centerpulse shares (such offer, the "InCentive Offer" and, together with the Offer, the "Offers").

        Based on information provided by Credit Suisse First Boston and Mellon Investor Services LLC (the Swiss offer manager and the U.S. exchange agent, respectively, for the Offer), as of the expiration of the subsequent offering period, an aggregate of 9,006,144 Centerpulse registered shares and 8,585,666 ADSs, including 321,201 ADSs subject to guaranteed delivery, were tendered and not withdrawn in the initial offering period and subsequent offering period. Based on information provided by Centerpulse, the foregoing shares and ADSs represent approximately 80.5% and, together with the Centerpulse registered shares held by InCentive, 98.7% of the issued Centerpulse registered shares (including shares represented by ADSs).

        Based on information provided by Credit Suisse First Boston (the Swiss offer manager for the InCentive Offer), an aggregate of 2,146,871 InCentive bearer shares were tendered and not withdrawn in the initial offering period and subsequent offering period. The foregoing shares represent approximately 99.9% of the issued InCentive bearer shares.

        Based on the results of the mix and match elections in the Offers, holders of Centerpulse registered shares and ADSs who elected to receive "as many shares of Zimmer common stock as possible" will receive 3.7947 shares of Zimmer common stock and CHF 112.83 net in cash for each tendered registered share and 0.3795 of a share of Zimmer common stock and the U.S. dollar equivalent of CHF 11.28 in cash for each tendered ADS. Holders of Centerpulse registered shares and ADSs who elected to receive "as much cash as possible" will receive CHF 350.00 net in cash for each tendered registered share and the U.S. dollar equivalent of CHF 35.00 net in cash for each tendered ADS. Holders of Centerpulse registered shares and ADSs who elected to receive the "standard entitlement" or who did not make any mix and match elections will receive 3.68 shares of Zimmer common stock and CHF 120.00 net in cash for each tendered registered share and 0.368 of a share of Zimmer common stock and the U.S. dollar equivalent of CHF 12.00 for each tendered ADS.

        In addition, based on the above-described mix and match results, holders of InCentive bearer shares who elected to receive "as many shares of Zimmer common stock as possible" will receive 4.0059 shares of Zimmer common stock and CHF 168.15 net in cash for each tendered bearer share. Holders of InCentive bearer shares who elected to receive "as much cash as possible" will receive CHF 418.52 net in cash for each tendered bearer share. Holders of InCentive bearer shares who elected to receive the "standard entitlement" or who did not make any mix and match elections will receive 3.8349 shares of Zimmer common stock and CHF 178.84 net in cash for each tendered bearer share.

        The above announcements were made in a press release, which is attached hereto as Exhibit 99.1. Also on September 19, 2003, Zimmer made an announcement, the English translation of which is attached hereto as exhibit 99.2, relating to the Offer, as well as an announcement, the English translation of which is attached hereto as exhibit 99.3, relating to the InCentive Offer.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits.

      99.1  Press Release of Zimmer Holdings, Inc., dated September 19, 2003.

      99.2  Announcement of Zimmer Holdings, Inc., dated September 19, 2003.

      99.3  Announcement of Zimmer Holdings, Inc., dated September 19, 2003.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Zimmer Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ZIMMER HOLDINGS, INC.

                                  By: /s/ David C. Dvorak
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                                      David C. Dvorak
                                      Senior Vice President, Corporate
                                      Affairs, General Counsel and Secretary

Date: September 19, 2003

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                                   EXHIBIT INDEX


  EXHIBIT
     NO.     DESCRIPTION
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   99.1      Press Release of Zimmer Holdings, Inc., dated September 19, 2003.

   99.2      Announcement of Zimmer Holdings, Inc., dated September 19, 2003.

   99.3      Announcement of Zimmer Holdings, Inc., dated September 19, 2003.




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